As filed with the Securities and Exchange Commission on August 10, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERCURY COMPUTER SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	04-2741391
(State of Incorporation)	(I.R.S. Employer Identification Number)

201 Riverneck Road

Chelmsford, Massachusetts 01824

(978) 256-1300

(Address of Principal Executive Offices)

Micronetics, Inc. 2006 Equity Incentive Plan

(Full Title of the Plan)

Gerald M. Haines II

Senior Vice President, Corporate Development,

Chief Legal Officer, and Secretary

Mercury Computer Systems, Inc.

201 Riverneck Road

Chelmsford, Massachusetts 01824

(978) 256-1300

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Common Stock, $.01 par value(1)	271,488	$9.04	$2,454,252	$281.26

(1)	Pursuant to an Agreement and Plan of Merger, dated as of June 8, 2012 (the “Merger Agreement”), by and among Mercury Computer Systems, Inc. (the “Registrant”), Wildcat Merger Sub Inc. and Micronetics, Inc. (“Micronetics”), the Registrant assumed each unvested option under the Micronetics, Inc. 2006 Equity Incentive Plan (the “Micronetics Plan”) that was outstanding on August 8, 2012. Effective August 8, 2012, the unvested options issued under the Micronetics Plan and assumed by the Registrant pursuant to the Merger Agreement will continue to vest pursuant to the vesting schedule of each option agreement and will be exercisable for a number of shares of the Registrant’s common stock as equals the number of shares of Micronetics’ common stock subject to such assumed option multiplied by an exchange ratio determined pursuant to the terms of the Merger Agreement. The exercise price per share of each assumed option will be equal to the exercise price per share set forth in the option agreement for the assumed option, divided by the exchange ratio.
(2)	This registration statement also covers preferred stock purchase rights (the “Rights”) which are presently attached to and trade with the Registrant’s common stock. Any value attributable to the Rights is reflected in the market price of the common stock.
(3)	This registration statement also covers any additional shares of common stock which become issuable under the Micronetics Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of the Registrant.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock reported on the Nasdaq Global Select Market on August 6, 2012.

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified in Rule 428(b) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s annual report on Form 10-K for the fiscal year ended June 30, 2011, as filed with the Commission on August 18, 2011;

(b)	The Registrant’s quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 2011, as filed with the Commission on November 4, 2011; December 31, 2011, as filed with the Commission on February 8, 2012; and March 31, 2012, as filed with the Commission on May 3, 2012;

(c)	The Registrant’s current reports on Form 8-K filed with the Commission on August 2, 2011 (Item 5.02 only); October 21, 2011; December 27, 2011 (Item 1.01 only); December 30, 2011 (Item 2.01 only); January 17, 2012; June 11, 2012 (Item 1.01 only); and August 8, 2012 (Item 2.01 only);

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A dated January 7, 1998, as filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description; and

(e)	The description of the Registrant’s preferred stock purchase rights contained in the Registrant’s registration statement on Form 8-A dated December 15, 2005, as filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of an improper distribution or obtained an improper personal benefit. The Registrant has included a similar provision in its articles of organization.

Section 8.51(a) of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify its directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding brought against any director by virtue of his position as a director of the corporation unless he is deemed to have not acted in good faith in the reasonable belief that his action was in the best interest of the corporation. As noted below, the Registrant has provided for director indemnification in its articles of organization and bylaws.

Section 8.52 of Chapter 156D of the Massachusetts General Laws provides that a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 8.56(a) of Chapter 156D of the Massachusetts General Laws (“Section 8.56”) provides that a corporation may indemnify its officers to the same extent as its directors and, for officers that are not directors, to the extent provided by (i) the articles of organization, (ii) the bylaws, (iii) a vote of the board of directors or (iv) a contract. In all instances, the extent to which a corporation provides indemnification to its officers under Section 8.56 is optional. As noted below, the Registrant has provided for officer indemnification in its bylaws.

The Registrant’s bylaws, as amended and restated, provide that the Registrant shall indemnify its directors and the officers that have been appointed by the board of directors to the fullest extent permitted by law.

The bylaws do not limit the power of the board of directors to authorize the purchase and maintenance of insurance on behalf of any director or officer against any expense whether or not the Registrant would have the power to indemnify such director or officer against such expense under the bylaws. The Registrant maintains directors’ and officers’ liability insurance.

The Registrant has entered into indemnification agreements with its directors. The indemnification agreements require, among other matters, that the Registrant indemnify its directors to the fullest extent provided by law and advance to directors certain expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit	Description

4.1	Articles of Organization (incorporated herein by reference to Exhibit 3.1.1 of the Registrant’s annual report on Form 10-K for the fiscal year ended June 30, 2009)

4.2	Articles of Amendment (incorporated herein by reference to Exhibit 3.1.2 of the Registrant’s annual report on Form 10-K for the fiscal year ended June 30, 2010)

4.3	Articles of Amendment (incorporated herein by reference to Exhibit 1 of the Registrant’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005)

4.4	By-laws, amended and restated effective May 4, 2011 (incorporated herein by reference to Exhibit 3.2 of the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2011 filed with the Commission on May 5, 2011)

4.5	Shareholder Rights Agreement, dated as of December 14, 2005, between the Registrant and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.) (incorporated herein by reference to Exhibit 2 of the Registrant’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005)

4.6	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant’s registration statement on Form S-1 (File No. 333-41139)), as amended

5.1*	Opinion of Bingham McCutchen LLP

23.1*	Consent of KPMG LLP

23.2	Consent of Bingham McCutchen LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement)

24.1	Power of Attorney (included in signature page to this registration statement)

99.1*	Micronetics, Inc. 2006 Equity Incentive Plan

*	Filed herewith

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Chelmsford, the Commonwealth of Massachusetts on this 10th day of August 2012.

MERCURY COMPUTER SYSTEMS, INC.

By:	/s/ Gerald M. Haines II
Gerald M. Haines II
Senior Vice President, Corporate Development,
Chief Legal Officer, and Secretary

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mark Aslett, Kevin M. Bisson, and Gerald M. Haines II his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Aslett Mark Aslett	President, Chief Executive Officer, and Director (Principal Executive Officer)	August 10, 2012

/s/ Kevin M. Bisson Kevin M. Bisson	Senior Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)	August 10, 2012

/s/ Charles A. Speicher Charles A. Speicher	Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)	August 10, 2012

/s/ Vincent Vitto Vincent Vitto	Chairman of the Board of Directors	August 10, 2012

/s/ James K. Bass James K. Bass	Director	August 10, 2012

/s/ George W. Chamillard George W. Chamillard	Director	August 10, 2012

/s/ Michael A. Daniels Michael A. Daniels	Director	August 10, 2012

/s/ George K. Muellner George K. Muellner	Director	August 10, 2012

/s/ William K. O’Brien William K. O’Brien	Director	August 10, 2012

/s/ Lee C. Steele Lee C. Steele	Director	August 10, 2012

EXHIBIT INDEX

Exhibit	Description

4.1	Articles of Organization (incorporated herein by reference to Exhibit 3.1.1 of the Registrant’s annual report on Form 10-K for the fiscal year ended June 30, 2009)

4.2	Articles of Amendment (incorporated herein by reference to Exhibit 3.1.2 of the Registrant’s annual report on Form 10-K for the fiscal year ended June 30, 2010)

4.3	Articles of Amendment (incorporated herein by reference to Exhibit 1 of the Registrant’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005)

4.4	By-laws, amended and restated effective May 4, 2011 (incorporated herein by reference to Exhibit 3.2 of the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2011 filed with the Commission on May 5, 2011)

4.5	Shareholder Rights Agreement, dated as of December 14, 2005, between the Registrant and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.) (incorporated herein by reference to Exhibit 2 of the Registrant’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005)

4.6	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant’s registration statement on Form S-1 (File No. 333-41139)), as amended

5.1*	Opinion of Bingham McCutchen LLP

23.1*	Consent of KPMG LLP

23.2	Consent of Bingham McCutchen LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement)

24.1	Power of Attorney (included in signature page to this registration statement)

99.1*	Micronetics, Inc. 2006 Equity Incentive Plan

*	Filed herewith